                                                                   EXHIBIT 8



                    OPINION AND CONSENT OF WOLF BLOCK

                [WOLF, BLOCK, SCHORR AND SOLIS-COHEN LETTERHEAD]


                                August 6, 1997



Advanta Corp.
Welsh & McKean Roads
P.O. Box 844
Spring House, Pennsylvania 19477

     RE: Advanta Corp. -- Registration Statement on Form S-3, File No. 333-28291
         (the "Registration Statement")

Dear Ladies and Gentlemen:

        We have acted as special tax counsel for Advanta Corp. in connection with the offer of Securities (as defined in the Registration Statement).

        In our opinion, the discussion in the prospectus (the "Prospectus") that is part of the Registration Statement, under the caption "Certain United States Federal Income Tax Consequences," sets forth the material United States federal income tax consequences of the purchase, ownership and disposition of the Securities under current law, subject to the caveats and limitations stated therein.

        We hereby consent to the use of our name under the caption "Legal Opinions" in the Prospectus. The issuance of such a consent does not concede that we are an "Expert" for the purposes of the Securities Act of 1933.

                                        Very truly yours,

                                        Wolf, Block, Schorr And Solis-Cohen